Exhibit 99.1
BlackSky Announces 1-for-8 Reverse Stock Split of Class A Common Stock

Class A Common Stock Expected to Begin Trading on Reverse Split-Adjusted Basis on September 9, 2024

HERNDON, VA – September 4, 2024 – BlackSky Technology Inc. (“BlackSky”) (NYSE: BKSY), today announced that its Board of Directors has approved a 1-for-8 reverse stock split (the “Reverse Stock Split”) of BlackSky’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”). The Reverse Stock Split was approved by BlackSky’s stockholders at BlackSky’s annual meeting of stockholders held virtually earlier today. The Reverse Stock Split will be effective at 4:15 p.m. Eastern Time on September 6, 2024, and the Class A Common Stock will open for trading on the New York Stock Exchange (the “NYSE”) on a reverse split-adjusted basis on September 9, 2024, under the existing trading symbol “BKSY.”

The new CUSIP number of the Class A Common Stock following the Reverse Stock Split will be 09263B 207. BlackSky’s publicly traded warrants will continue to be traded on the NYSE under the symbol “BKSY.W,” and the CUSIP number for the publicly traded warrants will remain unchanged.

At the effective time of the Reverse Stock Split, every eight shares of issued Class A Common Stock will be automatically reclassified into one new share of Class A Common Stock. The Reverse Stock Split will not change the number of authorized shares of Class A Common Stock or BlackSky’s preferred stock. The par value per share of the Class A Common Stock will also remain unchanged at $0.0001.

As a result of the Reverse Stock Split, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding BlackSky options and restricted stock units to purchase shares of Class A Common Stock, and the number of shares reserved for issuance pursuant to BlackSky’s equity incentive plans will be reduced proportionately. In addition, proportionate adjustments will be made to BlackSky’s outstanding warrants, resulting in each publicly traded warrant becoming exercisable for 1/8th of a share of Class A Common Stock at an exercise price of $92.00 per whole share.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment (without interest) in lieu thereof at a price equal to the number of shares of Class A Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the closing price per share of the Class A Common Stock on the NYSE on September 6, 2024, the date of the effective time of the Reverse Stock Split.

Continental Stock Transfer & Trust Company is acting as transfer and exchange agent for the Reverse Stock Split. Registered stockholders who hold shares of Class A Common Stock are not required to take any action to receive post-reverse split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

Additional information about the Reverse Stock Split can be found in BlackSky’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 25, 2024, which is available free of charge at the SEC’s website, www.sec.gov, and on BlackSky’s website at: https://ir.blacksky.com.

About BlackSky

BlackSky is a real-time, space-based intelligence company that delivers on-demand, high-frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence systems that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.

With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on X (Twitter).

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws with respect to BlackSky. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors, including, without limitation, our ability to complete the Reverse Stock Split, could cause actual future events or results to differ materially from those expressed or implied by the forward-looking statements in this document. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect our expectations, plans, or forecasts of future events and views as of the date of this communication, and subsequent events and developments could cause our assessments to change. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Additional risks and uncertainties are identified and discussed in BlackSky’s disclosure materials filed from time to time with the SEC which are available at the SEC’s website at www.SEC.gov.
Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
Senior Director, External Communications
pcabellon@blacksky.com
571-591-2865